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                                                                 EXHIBIT 10.12.1

                                 AMENDMENT TO
                                 ------------
                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AMENDMENT ("Amendment") between Birmingham Steel Corporation, a Delaware corporation ("Company"), and Brian F. Hill ("Executive"), and amends the Employment Agreement between the Company and Executive dated June 21, 1999 ("Agreement"), as set forth below.

                                   RECITALS
                                   --------

     WHEREAS, the Company employs Executive on the conditions set forth in the Agreement and a separate letter agreement dated June 21, 1999; and

     WHEREAS, the Company desire to modify the Agreement to provide additional incentives to the Executive to remain employed with the Company and to provide additional security under the Executive's Agreement in the event of a Change in Control, as defined in the Executive Severance Plan adopted by the Company effective July 1, 1997 and amended effective September 2,1999 ("ESP");

     NOW, THEREFORE, in consideration of the foregoing, and in further consideration for Executive's extraordinary efforts to date during these uncertain times, for Executive's continued efforts, in time, energy and commitment, on behalf of the Company, and to reduce Executive's personal distraction and avoid his potential departure from the Company to the detriment of the Company and its stockholders arising from the possibility of a change in management, the parties, each intending to be legally bound, covenant and agree as follows:

1. No later than the earliest of December 21, 1999, a termination without Cause, resignation for Good Reason, ten business days prior to the next meeting of the shareholders of the Company if there is a proxy contest for the election of a majority of directors of the Board (whether or not such contest is successful) or immediately prior to the appointment of a new Chief Executive Officer, the Company shall pay Executive the $538,000 cash bonus described in Section 4(i) of the Agreement. In the event of Executive's termination without Cause, resignation with Good Reason, a Change in Control, or a change in the chief executive officer of the Company (other than the appointment of Executive as such), the obligation of Executive to repay the cash bonus described in Section 4(i) of the Agreement shall be void and of no force and effect; provided however, that the obligations of the Executive and the reduction in such amount as set forth in the first paragraph of that certain letter dated June 21, 1999 shall remain in effect.

2.   A new second sentence shall be added to Section 14(e) to read as follows:

     "Notwithstanding anything herein to the contrary, in the event of Executive's Resignation for Good Reason following a Change in Control, Executive will be entitled to the higher of the amount determined under clauses (i) and (ii) above and that amount, if any, payable to Executive pursuant to the terms and conditions of the Company's Executive Severance Plan."

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3.   Upon a Change in Control, the definition of Good Reason in Section 14(g) of the Agreement shall be replaced in its entirety with the definition of Good Reason set forth in Section 2.11 of the ESP.

4. Upon a Change in Control, a Termination for Cause under Section 14(g) of the Agreement shall, for purposes of the Agreement, mean a termination which would constitute a termination for Substantial Cause under the ESP.

5. After a Change in Control, any benefits payable under Section 14 of the Agreement upon either a termination without Cause or resignation for Good Reason shall be paid in a single lump sum within thirty days of termination or resignation.

6. After a Change in Control, in the event of Executive's termination without Cause or resignation for Good Reason, Sections 9 (nonsolicitation of customers) and 10 (covenant not to noncompete) of the Agreement shall be void and not enforceable against Executive.

7. For purposes of this Amendment and the Agreement, the definition of "Change in Control" shall be as set forth in Section 2.3 of the ESP.

8. Except as modified herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Executive and the Company have caused this Amendment to be executed, both intending to be fully and legally bound.

                                             EXECUTIVE:


Witness: /s/ Philip L. Oakes                 /s/ Brian F. Hill
         -------------------                 -----------------
Dated:  September 21, 1999                   Brian F. Hill
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                                             COMPANY:

                                             BIRMINGHAM STEEL CORPORATION


Witness:  /s/ Barbara C. Howell              By: /s/ Robert A. Garvey
          ---------------------                 ---------------------
Dated:  September 21, 1999                   Its:  Chairman & CEO
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